Exhibit 1.1

Execution Version

$500,000,000

ARROW ELECTRONICS, INC.

5.150% NOTES DUE 2029

UNDERWRITING AGREEMENT

August 12, 2024

August 12, 2024

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Ladies and Gentlemen:

Arrow Electronics, Inc., a New York corporation (the “Company”), proposes to issue and sell to you, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”) $500,000,000 aggregate principal amount of its 5.150% Notes due 2029 (the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of March 1, 2024, as supplemented (the “Indenture”) between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File. No. 333-277564), including a prospectus, relating to among other things, certain debt securities and equity securities of the Company (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 1, 2024, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Basic Prospectus, as supplemented by the preliminary prospectus supplement dated August 12, 2024, specifically relating to the Securities in the form made available to the Underwriters by the Company, together with the free writing prospectuses, if any, each identified on Schedule II hereto. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Prospectus” shall include in each case the documents, if any, incorporated by reference therein on the date hereof. The term “Time of Sale” shall mean 2:20 p.m. (New York City time) on August 12, 2024, which is the time of the first contract of sale for the Securities. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.            Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement does not contain, each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) no free writing prospectus conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only information so provided is the information set forth in the second sentence of Section 7(b) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without the Underwriters’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)            Since the respective dates as of which information is given in the Time of Sale Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, or results of operations of the Company and its Material Subsidiaries (as defined below), otherwise than as set forth or contemplated in the Time of Sale Prospectus and the Prospectus.

(e)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each subsidiary of the Company which constitutes a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X as set forth on Schedule III hereto) (the “Material Subsidiaries”), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)            This Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Time of Sale Prospectus and the Prospectus and will be in substantially the form previously delivered to you.

(g)            Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(h)            Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(i)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Material Subsidiaries or to which any of its or their properties are subject that is material to the Company and its subsidiaries, taken as a whole, or any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Material Subsidiary or any of their properties, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(j)            Other than as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(k)            The Company is not, and after giving effect to the offering and sale of the Securities, will not be required to be registered as an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(l)            The Company and each of its subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns that are required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the amount or validity of which are currently being contested in good faith and for which reserves required by U.S. generally accepted accounting principles have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have), individually or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(m)            (i) The Company and its Material Subsidiaries (x) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (to the extent relating to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (y) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Material Subsidiaries, except as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(n)            Ernst & Young LLP, who has certified certain financial statements of the Company, is an independent registered public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

(o)            None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to achieve, and which are reasonably expected to achieve, continued compliance therewith.

(p)            The operations of the Company and its subsidiaries are and have been conducted in all material respects at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(q)            None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is (i) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, HM Treasury, or other relevant sanctions authority except to the extent inconsistent with U.S. law (collectively, “Sanctions”) or (ii) located, organized or resident in a country, region or territory that is the subject of Sanctions that broadly prohibit dealings with, in or involving such country, region or territory (as of the date of this Agreement, Cuba, Iran, Syria, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (a “Sanctioned Country”). The Company will not, directly or knowingly indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or with, in or involving a country or territory that, at the time of such funding, is a Sanctioned Country, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(r)            (i) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data and information maintained, processed or stored by the Company and its subsidiaries, and any such data and information processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident (including any ransomware attack), unauthorized access or disclosure, or other compromise to their IT Systems and Data except in cases of (i) and (ii), for such breaches, incidents, access, disclosures, compromises, notifications, events or conditions that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect in all material respects the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (iv) the Company and its subsidiaries are presently in material compliance with all applicable laws and statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where failure to be so in compliance would not, individually or in the aggregate, have a material adverse effect.

(s)            The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.            Agreements to Sell and Purchase. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, from the Company, at a purchase price of 99.304% of the principal amount, plus accrued interest, if any, to the Closing Date.

3.            Terms of Public Offering. (a)  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the parties have executed this Agreement as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.904% of their principal amount, plus accrued interest, if any, to the Closing Date.

4.            Payment and Delivery. (a) The Securities to be purchased severally by each Underwriter hereunder, registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), shall be delivered through the facilities of DTC by or on behalf of the Company to you, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to an account designated by the Company, payable to the order of the Company in Federal (same-day) funds. The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on August 21, 2024 or such other time and date as you and the Company may agree upon in writing. Such time and date are herein called the “Closing Date”.

(b)            The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 6 hereof, will be delivered electronically through the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 on the Closing Date. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To prepare the Registration Statement, the Time of Sale Prospectus and the Prospectus in a form approved by you and, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act, any prospectus required to be filed pursuant to such Rule.

(b)            To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualification for as long as you shall reasonably request.

(c)            To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)            If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e)            To furnish you with copies of the Registration Statement, each amendment or supplement thereto signed by an authorized officer of the Company (including exhibits thereto and documents incorporated therein by reference), and to each of the Underwriters the Time of Sale Prospectus, the Prospectus and any documents incorporated therein by reference, in each case in such quantities as you may from time to time reasonably request, and if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or if, in the opinion of counsel for the Underwriters, it shall be necessary during such same period to amend or supplement the Prospectus to comply with applicable law, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(f)            Not to be or become, at any time prior to the earlier of (i) the expiration of three years after the Closing Date or (ii) the time when there are no longer any Securities outstanding, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(g)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and any amendments and supplements to any of the foregoing and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys (such expenses not to exceed $10,000); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee, any agent of the Trustee, including the fees and expenses of the Trustee’s counsel, any transfer agent, registrar or depositary; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(h)            To make generally available to the Company’s security holders and to you, as soon as practicable, an earnings statement covering the twelve month period ending September 30, 2025 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder including Rule 158 under the Securities Act which provides that the Company may satisfy the provisions of Section 11(a) of the Securities Act in connection with the offering of the Securities by filing with the Commission its quarterly reports on Form 10-Q for the first, second and third fiscal quarters of 2024, its annual report on Form 10-K for the year ending December 31, 2024 and its quarterly reports on Form 10-Q for the first, second and third fiscal quarters of 2025.

6.            Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)            Any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for each such filing by the rules and regulations under the Securities Act and any other Issuer Free Writing Prospectus relating to the Securities shall have been filed with the Commission pursuant to Rule 433 under the Securities Act within the applicable time period prescribed for such filing by Rule (unless such Issuer Free Writing Prospectus is not required to be filed with the Commission pursuant to Rule 433(d)(5)(i)).

(b)            No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company.

(c)            Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Closing Date, in form and substance satisfactory to the Representatives;

(d)            Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Closing Date, in form and substance satisfactory to the Representatives;

(e)            The Representatives shall have received on the Closing Date an opinion of Carine Jean-Claude, Chief Legal Officer of the Company, dated the Closing Date, in form and substance satisfactory to the Representatives;

(f)            On each of the date hereof and the Closing Date, Ernst & Young LLP, independent registered public accountants, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the date hereof and on the Closing Date shall use a “cut-off date” no more than three business days prior to the date hereof and the Closing Date, respectively.

(g)            Since the date of this Agreement, or if earlier, the respective dates as of which information is given in the Time of Sale Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Prospectus, the effect of which, in any such case described in this paragraph, is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Time of Sale Prospectus and the Prospectus.

(h)            On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i)            The Company shall have furnished or caused to be furnished to the Representatives at the Closing Date a certificate of Rajesh Agrawal, Senior Vice President and Chief Financial Officer of the Company, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsection 6(g) and as to such other matters as you may reasonably request.

7.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any underwriter within the meaning of Rule 405 of the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) (including each free writing prospectus listed on Schedule II) under the Securities Act or the Prospectus (or any amendments or supplements thereto if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only information so provided is the information set forth in the second sentence of Section 7(b).

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus or any amendments or supplements thereto. The Company acknowledges that (i) the last sentence on the cover page, (ii) the third paragraph of text under the caption “Underwriting” concerning the terms of offering, including the concession and reallowance to certain dealers, by the Underwriters, (iii) the third and fourth sentences of the fifth paragraph of text under the caption “Underwriting” relating to market making by the Underwriters, and (iv) the sixth and seventh paragraphs of text under the caption “Underwriting” relating to over-allotment and stabilization by the Underwriters and penalty bids that may be imposed by the Underwriters, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the preliminary prospectus supplement dated August 12, 2024 and the prospectus supplement dated August 12, 2024, relating to the Securities.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by BofA Securities, Inc., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC and Scotia Capital (USA) Inc. in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters (it being understood and agreed that the only information provided by the Underwriters is the information set forth in the second sentence of Section 7(b)) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8.            Termination. This Agreement shall be subject to termination at your discretion by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, NYSE MKT LLC, the Nasdaq Stock Market LLC, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or any over-the-counter market, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in your judgment, is material and adverse and (b) in the case of any event specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Prospectus or the Prospectus.

9.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount at maturity of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount at maturity of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate principal amount at maturity of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount at maturity of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount at maturity of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such aggregate principal amount at maturity of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount at maturity of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.            Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

11.            Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you on their behalf.

All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of: BofA Securities, Inc., 114 West 47th Street NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Fax: [***], Email: [***]; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Fax No.: [***], Email[***]; Mizuho Securities USA LLC; 1271 Avenue of the Americas, New York, New York 10020, Attn: Debt Capital Markets, Email: [***]; and Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, Attention: Debt Capital Markets / Chief Legal Officer, U.S., Email: [***] and [***]; and, if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Prospectus, Attention: Secretary.

12.            Patriot Act Notice. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.            Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 7 hereof, the officers and directors of the Company, each person who controls the Company or any Underwriter, each affiliate of any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.            Absence of Fiduciary Relationship. The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herewith. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

15.            Timing. Time shall be of the essence of this Agreement.

16.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.            Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

If the foregoing is in accordance with your understanding, please sign and return to us your counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

19.            Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest or obligation, were governed by the laws of the United States or a State of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, and any such interest or obligation, were governed by the laws of the United States or a State of the United States.

For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.            Contractual Recognition of Bail-In (UK). Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding among the parties to this Agreement, each of the parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant United Kingdom (“UK”) resolution authority, and acknowledges, accepts and agrees to be bound by:

(a)            effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Initial Purchasers to the Company or the Guarantor under this Agreement, which (without limitation) may include and result in any of the following or some combination thereof: (w) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Initial Purchasers or another person (and the issue to or conferral on the Company or the Guarantor of such shares, securities or obligations); (y) the cancellation of the UK Bail-in Liability; and/or (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

As used in this Section:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

[Signature Pages as Follows]

Very truly yours,

ARROW ELECTRONICS, INC.

By:	/s/ Brad Windbigler
Name: Brad Windbigler
Title: Vice President, IR & Treasury

By:	/s/ J. Garrett Judge
Name: J. Garrett Judge
Title: Treasury Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

BOFA SECURITIES, INC.

By:	/s/ Christopher Dodman
Name: Christopher Dodman
Title: MD

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

GOLDMAN SACHS & CO. LLC

By:	/s/ Taylor Joss
Name: Taylor Joss
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

MIZUHO SECURITIES USA LLC

By:	/s/ Justin Surma
Name: Justin Surma
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

SCOTIA CAPITAL (USA) INC.

By:	/s/ Michael Ravanesi
Name: Michael Ravanesi
Title: Managing Director & Head

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$112,500,000
Goldman Sachs & Co. LLC	$112,500,000
Mizuho Securities USA LLC	$112,500,000
Scotia Capital (USA) Inc.	$112,500,000
U.S. Bancorp Investments, Inc.	$25,000,000
ING Financial Markets LLC	$25,000,000
Total:	$500,000,000

SCHEDULE II

Free Writing Prospectuses

A.	Time of Sale Issuer Free Writing Prospectuses

●	Final Term Sheet, dated August 12, 2024, relating to the Securities, which will be filed pursuant to Rule 433 under the Securities Act.

B.	Other Issuer Free Writing Prospectuses

●	None.

SCHEDULE III

List of Material Subsidiaries

Arrow Electronics (U.K.), Inc.

Arrow Enterprise Computing Solutions, Inc.

Arrow Global Supply Chain Services Inc.

Arrow Electronics (C.I.) Limited